CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ServiceNow, Inc. of our report dated January 25, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ServiceNow, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
May 6, 2024

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